UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2006

Website Pros, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12735 Gran Bay Parkway West, Building 200, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On July 28, 2006, Website Pros, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Friedman, Billings, Ramsey & Co., Inc., RBC Capital Markets Corporation, Piper Jaffray & Co., Pacific Growth Equities, LLC and ThinkEquity Partners LLC, as underwriters, relating to the public offering, issuance and sale of 3,539,126 shares of the Company’s common stock, $0.001 par value per share. The price to the public is $9.25 per share, and the underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $8.74125 per share. Under the terms of the Underwriting Agreement, the Company has granted the underwriters an option, exercisable for 30 days after the offering, to purchase up to an additional 530,868 shares solely to cover over-allotments, if any. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The offering is being made pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-134431) previously filed with the Securities and Exchange Commission.

The Company’s press release announcing the pricing of the public offering is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release titled “Website Pros Announces Pricing of Public Offering of 3,539,126 Shares of Common Stock,” dated July 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Website Pros, Inc. (Registrant)

By:	/s/ KEVIN CARNEY
Kevin Carney
Chief Financial Officer

Dated: July 28, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled “Website Pros Announces Pricing of Public Offering of 3,539,126 Shares of Common Stock,” dated July 28, 2006.